Exhibit 99.1

CONTACT:	William George
	Chief Financial Officer	777 Post Oak Blvd, Suite 500
	(713) 830-9600	Houston, Texas 77056
713-830-9600
FOR IMMEDIATE RELEASE		Fax 713-830-9696

COMFORT SYSTEMS USA REPORTS SECOND QUARTER RESULTS

— Net Income Increases 33% on Strong Revenues and Cash Flows —

Houston, TX – August 1, 2007 – Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income of $10,501,000 or $0.25 per diluted share, for the quarter ended June 30, 2007, as compared to net income of $7,921,000 or $0.19 per diluted share, in the second quarter of 2006.

Bill Murdy, Comfort Systems USA’s Chairman and CEO, said, “Comfort Systems USA experienced an excellent increase in earnings this quarter, both sequentially and as compared to the same quarter last year.  We continued to experience challenges in our large multi-family subsidiary, however, as expected that loss was significantly less than we experienced in the first quarter.  Our remaining operations demonstrated great results.”

The Company reported revenues from continuing operations of $280,520,000 in the current quarter, an increase of 6.1% as compared to $264,390,000 in 2006. The Company also reported free cash flow of $19,079,000 in the current quarter, as compared to $6,762,000 in 2006.  Backlog as of June 30, 2007 was $719,967,000, compared to $700,522,000 as of March 31, 2007.  Backlog as of June 30, 2006 was $689,993,000.

Murdy continued, “Cash flows rebounded vigorously, already more than recovering from our usual first quarter investment in working capital.  The magnitude and quality of our backlog has increased, and we remain poised to exploit the strong market conditions for commercial, industrial and institutional building and service.  Overall, our workforce has continued to demonstrate their competence and commitment to excellence, and we feel confident that they will continue to prove that they are the best in the business.”

Bill Murdy concluded, “Our strong second quarter helps to reinforce our belief that despite a slow first quarter our 2007 profitability will improve as compared to our 2006 results.”

As previously announced, the Company will host a conference call to discuss its financial results and position in more depth on Thursday, August 2, 2007 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-866-356-4279 and enter 16954302 as the passcode.  The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 6:00 p.m. Central Time, Thursday, August 9, 2007 by calling 1-888-286-8010 with the conference passcode of 40853931, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 61 locations in 53 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the current plans and expectations of Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors that could cause actual results to differ include, among others, national or regional weakness in non-residential construction activity, difficulty in obtaining or increased costs associated with bonding, shortages of labor and specialty building materials, the use of incorrect estimates for bidding a fixed price contract, undertaking contractual commitments that exceed our labor resources, retention of key management, the Company’s backlog failing to translate into actual revenue or profits, errors in the Company’s percentage of completion method of accounting, the result of competition in the Company’s markets, seasonal fluctuations in the demand for HVAC systems, the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance, adverse litigation results and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission.  Important factors that could cause actual results to differ are discussed under “Item 1A. Company Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.  These forward-looking statements speak only as of the date of this release.  Comfort Systems USA, Inc. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in Comfort Systems USA, Inc.’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

– Financial tables follow –

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months and Six Months Ended June 30, 2007 and 2006

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2007	%	2006	%	2007	%	2006	%
Revenues	$280,520	100.0%	$264,390	100.0%	$530,160	100.0%	$500,775	100.0%
Cost of services	228,797	81.6%	221,926	83.9%	441,923	83.4%	421,543	84.2%
Gross profit	51,723	18.4%	42,464	16.1%	88,237	16.6%	79,232	15.8%

SG&A	35,207	12.6%	30,414	11.5%	69,584	13.1%	60,157	12.0%
Gain on sale of assets	(27)	—	(49)	—	(46)	—	(69)	—
Operating income	16,543	5.9%	12,099	4.6%	18,699	3.5%	19,144	3.8%

Interest income, net	529	0.2%	416	0.2%	1,080	0.2%	907	0.2%
Other income (expense)	24	—	(1)	—	57	—	18	—
Income before income taxes	17,096	6.1%	12,514	4.7%	19,836	3.7%	20,069	4.0%
Income tax expense	6,595		4,797		7,529		7,818
Income from continuing operations	10,501	3.7%	7,717	2.9%	12,307	2.3%	12,251	2.4%
Discontinued operations:
Operating loss, net of income tax benefit (expense) of $—, $(6), $—,and $105	—		(5)		—		(212)
Estimated gain on disposition, including income tax benefit of $—, $209, $—, and $209	—		209		—		209
Net income	$10,501		$7,921		$12,307		$12,248

Income per share:
Basic-
Income from continuing operations	$0.26		$0.19		$0.30		$0.31
Discontinued operations -
Loss from operations	—		—		—		(0.01)
Estimated gain on disposition	—		0.01		—		0.01
Net income	$0.26		$0.20		$0.30		$0.31

Diluted -
Income from continuing operations	$0.25		$0.19		$0.30		$0.30
Discontinued operations -
Loss from operations	—		—		—		(0.01)
Estimated gain on disposition	—		—		—		0.01
Net income	$0.25		$0.19		$0.30		$0.30
Shares used in computing income per share:
Basic	40,655		40,244		40,578		40,060
Diluted	41,407		41,209		41,355		41,045

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information – Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) (Unaudited):

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2007	%	2006	%	2007	%	2006	%
Net income	$10,501		$7,921		$12,307		$12,248
Discontinued operations	—		(204)		—		3
Income taxes	6,595		4,797		7,529		7,818
Other (income) expense	(24)		1		(57)		(18)
Interest income, net	(529)		(416)		(1,080)		(907)
Gain on sale of assets	(27)		(49)		(46)		(69)
Depreciation and amortization	1,679		1,289		3,223		2,515
Adjusted EBITDA	$18,195	6.5%	$13,339	5.0%	$21,876	4.1%	$21,590	4.3%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income, excluding discontinued operations, income taxes, other (income) expense, interest income, net, gain on sale of assets and depreciation and amortization.  Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2007	2006
	(unaudited)

Cash and cash equivalents	$87,932	$90,286
Accounts receivable, net	254,384	234,763
Costs and estimated earnings in excess of billings	26,366	23,680
Assets related to discontinued operations	7	221
Other current assets	25,536	28,326
Total current assets	394,225	377,276
Property and equipment, net	17,813	15,504
Goodwill	65,833	62,954
Other noncurrent assets	6,531	6,031
Total assets	$484,402	$461,765

Current maturities of long-term debt	$—	$—
Accounts payable	80,669	81,180
Billings in excess of costs and estimated earnings	80,433	65,949
Other current liabilities	66,736	70,886
Liabilities related to discontinued operations	370	450
Total current liabilities	228,208	218,465
Long-term debt	—	—
Other long-term liabilities	1,572	586
Total liabilities	229,780	219,051
Total stockholders’ equity	254,622	242,714
Total liabilities and stockholders’ equity	$484,402	$461,765

Selected Cash Flow Data (in thousands) (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Cash provided by (used in)	$21,224	$8,586	$8,396	$(11,922)
Operating activities	$(2,144)	$(845)	$(9,016)	$21,810
Investing activities	$(186)	$989	$(1,734)	$1,610
Financing activities

Free cash flow:
Cash from operating activities	$21,224	$8,586	$8,396	$(11,922)
Purchases of property and equipment	(2,227)	(1,994)	(4,717)	(4,043)
Proceeds from sales of property and equipment	82	170	123	279
Taxes paid related to the sale of businesses	—	—	—	7,020

Free cash flow	$19,079	$6,762	$3,802	$(8,666)

Note 1:  Free cash flow is defined as cash flow from operating activities excluding items related to sale of businesses,  less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.